UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                                December 23, 2003
                               Date of the Report


                        Shimoda Resources Holdings, Inc.
             (Exact name of registrant as specified by its charter)



           Nevada                Commission File Number         75-2843787
 (State of incorporation)             000-30779            (IRS Employer Number)



                   15 River Road, Suite 230, Wilton, CT 06897
                    (Address of principal executive offices)


                        Telephone Number: (203) 563-9430

Item 5.  Other Events and Regulation FD Disclosure.

The Company has not filed its Annual Report for the period ended August 31, 2003 with the Securities and Exchange Commission due to delays in completing an audit. The annual report was originally due to be filed by December 15, 2003, pursuant to the prior filing of Form 12b-25, Notice of Extension.

The audit delay relates to information previously filed in January and February 2003 in Forms 8-K and 10-QSB, and specifically relates to assets acquired from an "affiliated entity", Shimoda Resources Limited, Cyprus. Information regarding those assets was found to be incomplete. Subsequent verification of facts has been undertaken and clarifications requested from KPMG, Cyprus, auditors to Shimoda Resources Limited. KPMG, Cyprus has experienced delays in compiling the necessary information. As a result, it has not been able to provide sufficient and timely clarifications to Stonefield Josephson, auditors to Shimoda Resources Holdings, Inc., regarding the acquired assets.


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This  Form 8-K  contains  certain  forward-looking  statements  and  information relating to the Company that is based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they
relate  to  the   Company  or  its   management,   are   intended   to  identify
forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



/s/ Peter Lazaro
----------------
Dated:  December 23, 2003
Peter Lazaro, CFO
Shimoda Resources Holdings, Inc.